Exhibit 21
Direct and Indirect Operating Subsidiaries of FirstMerit Corporation

❖ Citizens Savings Corporation of Stark County (Ohio)1
❖ FirstMerit Bank, National Association
- Cascade Holdings (Illinois)
- CPHCSUB, LLC (Ohio)
- CREPD, LLC (Ohio)
- DKG Audit Services, LLC
- Cumberland Trail Golf Course LLC (Ohio)1
- FirstMerit Advisors, Inc. (Ohio)
- FirstMerit Community Development Corporation (Ohio)
- FirstMerit Equipment Finance, Inc. (Ohio)
- FirstMerit Financial Services, Inc. (Ohio)
- FirstMerit Insurance Agency, Inc. (Ohio)
- FirstMerit Insurance Group, Inc. (Ohio)
- FirstMerit Mortgage Corporation (Ohio)
- FirstMerit Mortgage Reinsurance Company, Inc. (Hawaii)
- FirstMerit-Moss Creek Ventures, LLC (Ohio)1
- FirstMerit Securities, Inc. (Ohio)
- FirstMerit Title Agency, Ltd. (Ohio)
- FMRC, Inc. (Delaware)
- FMSC, Inc. (Delaware)1
- Midwest Funding LLC (Delaware)
- Mobile Consultants, Inc. (Ohio)
❖ FirstMerit Capital Trust I (Delaware)1
❖ FirstMerit Risk Management, Inc. (Vermont)

1 - These subsidiaries are inactive as December 31, 2015